UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

October 2, 2024
Date of Report (Date of earliest event reported)

TSS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-33627	20-2027651
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

110 E. Old Settlers Road
Round Rock, Texas		78664
(Address of principal executive offices)		(Zip Code)

(512) 310-1000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name, former address, and former fiscal year, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of this Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of  the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the  extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 2, 2024, Michael Fahy was appointed to the board of directors of TSS, Inc. (the “Company”) as a Class II director for a term expiring at the 2025 Annual Meeting of Stockholders and until his successor is duly elected and qualified. Mr. Fahy will serve on the Audit Committee and the Compensation Committee of the Company’s board of directors.

Mr. Fahy, age 49, is currently the Chief Executive Officer and President of Neovia Logistics, having served in that capacity since October 2023, where he is responsible for the direction and strategic growth of approximately 100 sites across 18 countries over various business sectors, including automotive, industrial, aerospace, consumer retail and technology. Additionally, since 2018, Mr. Fahy has held multiple leadership roles at Simon Group Holdings (“SGH”), including as Chief Executive Officer of three of SGH’s start-up technology platform companies. From November 2020 to October 2023, Mr. Fahy served first as an Executive Vice President of Contract Logistics and then as a Regional Chief Evecutive Officer of DB Schenker Americas. From 1996 to 2017, Mr. Fahy worked at Syncreon where he held multiple positions culminating to President of the Technology Sector for the company. Mr. Fahy earned a Bachelor of Science in Manufacturing Engineering from the Technological University Dublin.

Item 8.01.	Other Events.

On October 8, 2024, the Company issued a press release announcing Mr. Fahy’s appointment to the Company’s board of directors. A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits.

99.1	Press Release, dated October 8, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

S I G N A T U R E S

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TSS, INC.

By:	/s/ Daniel M. Chism
Daniel M. Chism
Chief Financial Officer

Date: October 8, 2024